2Q15 Earnings Presentation July 28, 2015 NASDAQ: NTLS NASDAQ: NTLS

Presentation of Financial and Other Important Information USE OF NON-GAAP FINANCIAL MEASURES Included in this presentation are certain non-GAAP financial measures that are not determined in accordance with US generally accepted accounting principles (“GAAP”). These financial performance measures are not indicative of cash provided or used by operating activities and exclude the effects of certain operating, capital and financing costs and may differ from comparable information provided by other companies, and they should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with US generally accepted accounting principles. These financial performance measures are commonly used in the industry and are presented because NTELOS believes they provide relevant and useful information to investors. NTELOS utilizes these financial performance measures to assess its ability to meet future capital expenditure and working capital requirements, to incur indebtedness if necessary, and to fund continued growth. NTELOS also uses these financial performance measures to evaluate the performance of its business, for budget planning purposes and as factors in its employee compensation programs. Adjusted EBITDA is defined as net income attributable to NTELOS Holdings Corp. before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, transaction related costs, restructuring and asset impairment charges, gain/loss on sale or disposal of assets and derivatives, net income attributable to noncontrolling interests, other expenses/income, equity-based compensation charges, separation charges, secondary offering costs and adjustments for impact of recognizing a portion of the billed SNA contract revenues on a straight line basis. ABPU, or average billings per user, is computed by adding average monthly postpaid service billings to users and equipment installment plan (EIP) billings divided by the average number of postpaid users during the period, further divided by the number of months in the period. NTELOS believes average postpaid customer billings per user is indicative of estimated cash collection, including equipment installments, from customers each month. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words "anticipates," "believes," "expects," "intends," "plans," "estimates," "targets," "projects," "should," "may," "will" and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: our ability to attract and retain retail subscribers to our services; our dependence on our strategic relationship with Sprint Corporation ("Sprint"); our ability to realize the expected proceeds, cost savings and other benefits from the wind down of our Eastern Markets; a potential increase in roaming rates and wireless handset subsidy costs; rapid development and intense competition in the telecommunications industry; our ability to finance, design, construct and realize the benefits of any planned network technology upgrade; our ability to acquire or gain access to additional spectrum in the future; the potential to experience a high rate of customer turnover; the potential for competitors to build networks in our markets; cash and capital requirements; operating and financial restrictions imposed by our credit agreement; adverse economic conditions; federal and state regulatory fees, requirements and developments; loss of ability to use our current cell sites; our continued reliance on indirect channels of retail distribution; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our most recent Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. 2

Agenda 3 3 Rod Dir, Chief Executive Officer Steb Chandor, Chief Financial Officer Michael Huber, Chairman of the Board (Q&A Session) Craig Highland, SVP Finance & Corporate Development (Q&A Session) • Opening Remarks • Financial & Operational Results • Q&A Session

Strategic Trajectory 4 Leverage our strategic relationship with Sprint to enhance nTelos’s operations Strengthen our retail performance Improve our processes and become more efficient Increase the strategic relevance of our assets Strategic Objectives Monetizing non-core and underutilized assets – tower portfolio and Eastern spectrum Focusing our investment and operations solely on our Western Markets Significantly reducing capital requirements by exiting Eastern Markets Reducing costs through corporate restructuring and improving operational efficiencies Initiatives

Retail Highlights (Western Markets) 5  Generated over 15,000 net adds during 1H 2015 while reducing churn 30 basis points  Expanded 4G LTE coverage to 53% of Covered POPs  Grew EIP to approximately 27% of postpay customer base  Achieved iPad take rate near 10% of postpaid gross adds  Generated 14% increase in year-over- year gross adds driven by improved sales channel productivity

Key Subscriber Metrics (Western Markets) Metric 2Q15 2Q14 Change % Change 6 Ending Subscribers 297,500 274,000 23,500 9% Postpay Gross Adds 14,300 14,700 (400) (3)% Total Gross Adds 25,700 22,500 3,200 14% Postpay Net Adds 4,300 3,500 800 23% Total Net Adds 7,400 3,000 4,400 147% Postpay Churn 1.5% 1.8% (30) bps (17)% Blended Churn 2.1% 2.3% (20) bps (9)% 212,400 215,500 220,100 224,700 229,000 61,600 61,600 62,000 65,400 68,500 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 2Q14 3Q14 4Q14 1Q15 2Q15 Total Subscribers Postpay Prepay Postpay/Total Subs 77%

Eastern Markets Update 7  Released 10 MHz of spectrum to buyer as planned  Successfully moved a number of subscribers in Eastern Markets to another carrier via agency agreement  Orderly reduction in subscribers from approximately 124,700 at time of announcement to 81,400 at end of 2Q15  On track to generate positive EBITDA in FY 2015 and wind down commercial operations by November 15  Reduced expected exit costs to approximately $47 million (original cost estimate was $55 million) December 2014: Began discontinuing activations, closing down stores and reducing headcount April 2015: Closed on spectrum sale June 2015: First 10 MHz released to purchaser November 2015: Second and final 10 MHz released to purchaser; cease commercial operations December 2015 Forward: Decommissioning of assets Eastern Markets

Key Financial Metrics (Western Markets) 8 Metric ($ millions) 2Q15 2Q14 Change % Change Revenues $91.4 $86.1 $5.3 6% Adjusted EBITDA $27.5 $33.3 $(5.8) (18)% $86 $88 $97 $95 $91 $33 $33 $30 $27 $27 $0 $20 $40 $60 $80 $100 $120 2Q14 3Q14 4Q14 1Q15 2Q15 Revenues Adjusted EBITDA • EIP adoption drove year-over-year increase in equipment revenue • Absorption of Eastern Markets overhead pressured Adjusted EBITDA millions

Postpay Subscriber Billings, Inclusive of EIP (Western Markets) 9 millions • Total billings for postpay subscribers continue to increase over the past year • Postpay subscriber billings increased by $2.0 million year-over-year • Monthly postpay subscriber billings per user increased by $0.60 sequentially $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 2Q14 1Q15 2Q15 Postpay Subscriber Billings Postpay Service EIP Billings $0 $10 $20 $30 $40 $50 $60 $70 2Q14 1Q15 2Q15 Average Billings Per User (ABPU) Postpay Service EIP Billings $38 $39 $40 $59.78 $58.04 $58.64

Wholesale/Other Revenue 10 10 • Increased SNA data usage was offset by lower contractual billable rates $38 $38 $38 $37 $38 $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 2Q14 3Q14 4Q14 1Q15 2Q15 SNA Billed Revenue1 millions 1SNA Billed Revenue excludes GAAP adjustments to S/L the fixed component of the contract and for the non-cash value of leased spectrum. See earnings release for reconciliation.

Capital Investment 11 1 Catalysts: • 2013-2014 Start of LTE deployment • 2015-2017 Completion of LTE deployment Current Status: • Rolling out tri-band network in Western Markets: • 1.9 GHz, 800 MHz and 2.5 GHz being deployed • 53% of covered POPs have 4G LTE coverage (as of June 30, 2015) $53 $68 $83 $0 $20 $40 $60 $80 $100 $120 FY 2012 FY 2013 FY 2014 FY 2015 (G) Western Markets CapEx millions $95-$105

Capitalization Overview (as of June 30, 2015) Cash1 $146.5 Total Debt $522.8 Net Debt $376.3 LTM Adjusted EBITDA2 $117.9 Secured Term Loan $522.2 Net Debt Leverage 3.2x 12 1Includes $2.2 million in restricted cash. 2Please see Western Markets Adjusted EBITDA reconciliation on Slide 20. Note: Includes ~$56 million in cash proceeds from spectrum sale in April. $146.5 $5.4 $5.4 $5.4 $0 $20 $40 $60 $80 $100 $120 $140 $160 1Q15 FY 2015 FY 2016 FY 2017 Cash Term Loan B Maturitiesmillions Scheduled Maturities

FY 2015 Guidance (as of July 28, 2015) 13 13  For the year ended December 31, 2015 (unchanged from May 1, 2015):  Adjusted EBITDA of $100 - $108 million • Includes approximately $140 - $144 million of SNA billed revenue • Includes $9 - $12 million of cost savings realized from corporate overhead previously allocated to Eastern Markets in FY 2015 • Excludes any Adjusted EBITDA benefit from the wind down of the Eastern Markets, restructuring costs and impairment charges  CapEx expected to be approximately $95 - $105 million

Strategic Objectives 1 4 4 Leverage our strategic relationships to enhance nTelos’s operations Strengthen our retail performance Improve our processes and become more efficient Increase the strategic relevance of our assets

Questions & Answers

Consolidated

Select Financial Metrics 1 7 7 (In thousands) 2Q15 1Q15 4Q14 3Q14 2Q14 Western Markets Revenue 91,388$ 95,311$ 96,652$ 88,191$ 86,125$ Operating Expenses 81,765 75,453 86,175 73,041 70,554 Operating Income 9,623 19,858 10,477 15,150 15,571 Adjusted EBITDA 2 27,456 27,340 30,197 32,878 33,307 Capital Expenditures 24,384 22,701 35,664 21,141 24,992 Consolidated Revenue 108,324$ 120,206$ 128,319$ 119,638$ 117,795$ Operating Expenses 1 97,814 86,989 211,659 109,315 107,891 Operating Income 10,510 33,217 (83,340) 10,323 9,904 Adjusted EBITDA 2 31,129 37,380 31,371 32,778 34,363 Capital Expenditures 24,167 22,941 39,289 23,867 29,883 Eastern Markets Revenue 16,936$ 24,895$ 31,667$ 31,447$ 31,670$ Operating Expenses 1 16,049 11,536 125,484 36,274 37,338 Operating Income 887 13,359 (93,817) (4,827) (5,667) Adjusted EBITDA 3,673 10,040 1,174 (100) 1,056 Capital Expenditures (217) 240 3,625 2,726 4,891 Note: Western Markets is defined as Consolidated Financial Measures less Eastern Market Financial Measures. 1 4Q14 operating expenses include $87.9 million of impairments and other charges and $3.7 million of restructuring charges. 2 Includes gain on sale of tow ers of $15.9 million for Consolidated and $11.0 million for Western Markets.

Western Markets

Statement of Operating Income – Western Markets 1 9 9 (In thousands, except per share amounts) June 30, 2015 March 31, 2015 December 31, 2014 September 30, 2014 June 30, 2014 March 31, 2014 Operating Revenues Retail revenue 42,547$ 43,011$ 44,428$ 44,224$ 44,262$ 44,381$ Wholesale and other revenue 36,700 35,597 37,396 37,348 37,811 40,228 Equipment sales 12,141 16,703 14,828 6,619 4,052 4,557 91,388 95,311 96,652 88,191 86,125 89,166 Operating Expenses Cost of sales and services 22,785 20,821 20,765 20,772 19,858 18,785 Cost of equipment sold 19,885 22,998 24,721 17,813 14,744 15,766 Customer operations 16,130 19,552 18,296 15,169 14,996 16,021 Corporate operations 9,317 8,625 6,710 5,629 7,238 7,723 Restructuring 677 1,605 982 - - - Depreciation and amortization 13,073 12,861 14,701 13,658 13,718 12,922 Gain on sale of assets (102) (11,009) - - - - 81,765 75,453 86,175 73,041 70,554 71,217 Operating Income 9,623$ 19,858$ 10,477$ 15,150$ 15,571$ 17,949$ ¹ Western Markets is defined as Holdings less Eastern Markets. Three Months Ended (Unaudited)

Adjusted EBITDA Reconciliation – Western Markets

(In thousands)	2Q15	1Q15	4Q14	3Q14	2Q14
Net income (Loss) attributable to NTELOS Holdings Corp.	$ 1,610	$ 14,796	$ (56,208)	$ 804	$ 484
Net income attributable to noncontrolling interests	271	491	307	352	373
Net income (loss)	$ 1,881	$ 15,287	$ (55,901)	$ 1,156	$ 857
Operating loss attributable to Eastern Markets	(887)	(13,359)	93,817	4,827	5,668
Interest expense	7,574	7,917	8,052	8,371	8,315
Income tax expense (benefit)	1,090	10,009	(35,411)	767	640
Other expense (income), net	(35)	4	(80)	29	92
Operating income	$ 9,623	$ 19,858	$ 10,477	$ 15,150	$ 15,572
Depreciation and amortization	13,073	12,861	14,701	13,658	13,718
Restructuring [1]	677	1,605	982	-	-
Gain on sale of assets	(102)	(11,009)	-	-	-
Accretion of asset retirement obligations	315	300	241	179	234
Equity-based compensation	900	860	731	(212)	866
SNA straight-line adjustment [2]	3,065	3,065	3,065	3,065	2,043
Other [3]	(95)	(200)	-	1,038	873
Adjusted EBITDA	$ 27,456	$ 27,340	$ 30,197	$ 32,878	$ 33,307

Note: Western Markets is defined as Holdings less Eastern Markets.

[1] Restructuring costs attributable to Corporate and Western Markets.

[2] Adjustment for impact of recognizing a portion of the billed SNA contract revenues on a straight-line basis.

[3] In 2014, other includes legal and advisory fees related to Amended and Restated Sprint agreement and certain employee separation charges. In 2015, other includes certain non-recurring corporate costs and adjustment for recognizing a portion of the deferred gain for towers sold to Grain Management, LLC.

nTelos 20

2Q15 Earnings Presentation July 28, 2015 NASDAQ: NTLS NASDAQ: NTLS